AMPLICON, INC.
                5 Hutton Centre Drive, Suite 500
                      Santa Ana, CA  92707


                 ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON OCTOBER 25, 1996


                         PROXY STATEMENT
                     SOLICITATION OF PROXIES


      The accompanying proxy is solicited by the Board of Directors of Amplicon, Inc. (the "Company" or "Amplicon") for use at the Company's Annual Meeting of Shareholders to be held at the Company's corporate offices at Five Hutton Centre Drive, Suite 500, Santa Ana, California on Friday, October 25, 1996 10:00 a.m., local time, and at any and all adjournments thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Where no specification is made on a properly executed and returned proxy, and unless otherwise indicated in this proxy statement, the shares will be voted FOR the election of all nominees for Directors named in the proxy. Any shareholder has the power to revoke his or her proxy at any time before the Annual Meeting. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by a subsequent proxy executed by the person executing the proxy and presented to the Annual Meeting or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

      This Proxy Statement is being mailed to the Company's shareholders on or about October 1, 1996. The solicitation of proxies will be made by mail and expenses will be paid by the Company, and will include forwarding solicitation materials regarding the meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some shareholders. All such further solicitation will be made by the Company's regular employees who will not receive additional compensation for that solicitation. The mailing address of the Company's principal executive offices is Five Hutton Centre Drive, Suite 500, Santa Ana, California 92707.


              OUTSTANDING SHARES AND VOTING RIGHTS

      Only holders of record of the 5,833,959 shares of the Company's Common Stock outstanding at the close of business on September 20, 1996, the record date with respect to this solicitation, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, and therefore will have the same effect as a negative vote, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      No shareholder will be entitled to cumulate votes (i.e., cast for any candidate for election to the Board of Directors, a number of votes greater than the number of the shareholders' shares) unless the names of the candidate or candidates for whom votes will be cumulated have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to voting, of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have
been  nominated.   If  voting  for  directors  is  conducted
by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected and the votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event of cumulative voting, the proxy holders intend to distribute the votes represented by the proxies solicited hereby in such proportions as they see fit. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of the majority of the shares voting at the meeting will be able to elect all of the directors if they choose to do so. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. On all other matters, each share is entitled to one vote.

                     PRINCIPAL SHAREHOLDERS

      The following table sets forth as of September 20, 1996 certain information as to the number of shares of the Company's Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock and by all directors and officers as a group.

                              Amount of the        Percent of the
Name and Address of          Company's Common     Company's Common
Beneficial Owners                 Stock                Stock
                            Beneficially Owned   Beneficially Owned
Patrick E. Paddon               3,302,164 <F1,F2>       55.2%
    c/o Amplicon, Inc.
    5 Hutton Centre Drive
    Santa Ana, CA  92707
Glen T. Tsuma                     731,386               12.5%
    c/o Amplicon, Inc.
    5 Hutton Centre Drive
    Santa Ana, CA  92707
Twin Oaks Partners                563,850                9.7%
    c/o McGrath, Doyle & Phair
    150 Broadway
    New York, N.Y.  10038
Wellington Management             392,500 <F3>           6.7%
    Company
    75 State Street
    Boston, MA  02109
All Directors and Officers      4,092,850 <F2,F4>       67.8%
as a Group (5 persons)

<F1> Includes options to purchase 150,000 shares which are
     exercisable within 60 days of September 20, 1996.
<F2> Does not include 11,595 shares of Common Stock held by
     Mr. Paddon's children, as to which Mr. Paddon disclaims any beneficial interest.
<F3> Wellington Management Company, in its capacity as
     investment adviser, may be deemed to have beneficial ownership of such shares that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent .
<F4> Includes options to purchase 202,000 shares which are
     exercisable within 60 days of September 20, 1996.

                             ITEM 1

                      ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy, unless the proxy specifies otherwise, to vote the shares represented by the proxy FOR the election of the nominees set forth below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

     The nominees for the Board of Directors are Patrick E. Paddon, Glen T. Tsuma, Michael H. Lowry, and Harris Ravine. Certain information as of September 20, 1996 with respect to the nominees for election as directors, including the number of shares of the Company's Common Stock beneficially owned by each of them as of September 20, 1996, is set forth under "Directors and Executive Officers" below.

      The Board of Directors met four times during the year ended June 30, 1996. The Board has established Audit and Stock Option Committees. The Audit Committee consists of Messrs. Tsuma, Lowry and Ravine. The Audit Committee has responsibility for consulting with the Company's officers regarding the scope of the auditor's examination and review of the annual financial statements and accounting policies of the Company. The Audit Committee met two times during the year ended June 30, 1996. The Stock Option Committee, composed of Messrs. Tsuma, Paddon and Conrad F. Hohener, III, makes recommendations to the Board of Directors with regard to the granting of stock options. The Stock Option Committee met once during the year ended June 30, 1996. All board and committee meetings were attended by each director. The entire Board of Directors of the Company serves as the Compensation Committee.

      Directors who are employees of the Company do not receive any fees for their services as directors. Directors of the Company who are not employees are paid a quarterly retainer of $2,500 plus expenses.


                DIRECTORS AND EXECUTIVE OFFICERS

      Current members of the Board of Directors and executive officers, together with certain information regarding them, are as follows:

                                              Shares of       Percent of
                                             Common Stock    Common Stock
Name                 Age  Position           Beneficially    Beneficially
                                                Owned           Owned
Patrick E. Paddon    45   Chief Executive     3,302,164<F1>      55.2%
                          Officer, President,
                          Director
Glen T. Tsuma        43   Chief Operating       731,386          12.5%
                          Officer, Secretary,
                          Director
Michael H. Lowry     51   Director               10,000<F2>       *

Harris Ravine        53   Director                4,000<F3>       *

S. Leslie Jewett     41   Chief Financial        45,300<F4>       *
                          Officer
* Less than one percent

<F1> Includes  options to purchase 150,000  shares  which  are exercisable within 60 days of September 20, 1996 but excludes 11,595 shares held by Mr. Paddon's children, as to which Mr. Paddon disclaims any beneficial interest.
<F2> Includes  options  to  purchase 8,000  shares  which  are exercisable within 60 days of September 20, 1996.
<F3> Includes  options  to  purchase  4,000  shares  which  are exercisable within 60 days of September 20, 1996.
<F4> Includes  options  to purchase 40,000  shares  which  are exercisable within 60 days of September 20, 1996.

      Patrick E. Paddon founded Amplicon in 1977 and has served as the President and a Director of the Company since its inception. Prior to 1977, Mr. Paddon was the Manager of Corporate Planning and Budgets at Business Systems Technologies, a manufacturer of IBM plug-compatible peripheral equipment. Mr. Paddon is the spouse of Ms. Jewett.

      Glen T. Tsuma joined the Company in May 1981 and has been Chief Operating Officer since August 1989 and Secretary since
October 1991. Prior to joining Amplicon, he was an audit manager with Arthur Young & Company.

      Michael H. Lowry was elected to the Board of Directors in August 1992. Mr. Lowry is a Managing Director of Nomura Securities International, Inc., an investment banking firm. Prior to joining Nomura Securities in February 1994, Mr. Lowry had been employed by the investment banking firm of Bear Stearns & Co., Inc. from 1991 to 1993 and by the investment banking firm of Kidder, Peabody & Co. Incorporated from 1970 to 1990.

      Harris Ravine was elected to the Board of Directors in February 1994. Mr. Ravine has been Managing Director of BI Capital, Limited and Technology Investment Officer with The Broe Companies, a real estate investment company since June 1994. Prior thereto, Mr. Ravine was employed by Storage Technology Corporation, a computer manufacturer, in various capacities, including Executive Vice President, Chief Administrative Officer and Group Officer for Midrange Markets from June 1992 to January 1994, Executive Vice President -- Europe, Africa and Middle-East from March 1991 to June 1992, and Executive Vice President and Chief Financial Officer from June 1989 to March 1991.

      S. Leslie Jewett joined the Company in September 1991 as Vice President - Finance. In April 1994, Ms. Jewett was named Chief Financial Officer of the Company. From 1981 to 1990, she held various management positions at Kidder, Peabody & Co. Incorporated, including senior vice president, corporate finance. Ms. Jewett has a BA from Swarthmore College and an MBA from Stanford University. From 1991 through May 1995, Ms. Jewett was a director of Geonex Corporation which entered into Chapter 11 bankruptcy in 1995. Ms. Jewett is the spouse of Mr. Paddon.

Executive Compensation

      The following table discloses compensation paid by the Company to the Chief Executive Officer and the remaining most highly-paid executive officers for the three fiscal years ended
June 30, 1996:

                                                    Long-term
                             Annual Compensation   Compensation     Other
Name and Principal     Year   Salary     Bonus       Options     Compensation<F1>
Position
Patrick E. Paddon      1996  $375,000      --           --          $1,000
  Chief Executive      1995   375,000      --           --           1,000
  Officer              1994   375,000      --           --           1,000

Glen T. Tsuma          1996  $180,000      --           --          $1,000
  Chief Operating      1995   180,000      --           --           1,000
  Officer              1994   180,000      --           --           1,000

S. Leslie Jewett       1996  $150,000      --           --          $1,000
  Chief Financial      1995   150,000      --           --           1,000
  Officer              1994   131,000      --         16,667         1,000
_____________

<F1> Company  contribution  under the Company's  401(k)  Plan, subject to certain vesting restrictions.

Stock Options

      During fiscal 1996, no executive officer received a stock option grant under the Company's 1995 Stock Option Plan and no stock options were exercised by any of the executive officers. The following table sets forth information with respect to the unexercised options held by the executive officers as of the end of the fiscal year:

                      Number of Unexercised   Value of Unexercised In-the-Money
                     Options at June 30, 1996     Options at June 30, 1996 <F1>
Name                Exercisable  Unexercisable    Exercisable   Unexercisable
Patrick E. Paddon     150,000         --          $1,462,500          --
Glen T. Tsuma            --           --               --             --
S. Leslie Jewett       33,333       16,667            46,666        11,667
__________________________

<F1> Represents the difference between the most recent closing price of the Common Stock as of June 30, 1996 as reported by NASDAQ and the exercise price of the options.

Board of Directors Report on Executive Compensation

       Amplicon has not established a standing compensation committee but instead all executive compensation issues are subject to the review of the entire Board of Directors. The compensation of the Company's Chief Executive Officer has been reviewed and approved by the Company's Board of Directors. The compensation of other key officers has generally been established by the Chief Executive Officer, subject to the review of the Board of Directors. Mr. Paddon and Mr. Tsuma, as executive officers and directors of the Company, therefore participate in all board executive compensation decisions. Mr. Paddon and Mr. Tsuma are also members of the Stock Option Committee, however neither of them has received any stock option grants in the last five years.

      The Company's compensation practices have generally been designed to bind the interests of the Company's key executives to the long-term performance of the Company and its shareholders. Compensation for all executives is comprised primarily of 1) base salary and 2) equity participation through common stock ownership or common stock options. Annual bonuses are paid to certain executives from time to time. Base salaries are established according to the particular position of the individual executive, the current economic and business circumstances of the Company, and competitive conditions in the employment marketplace. Bonus amounts are determined based upon an analysis of individual and Company performance, but are not tied to any direct quantitative or qualitative performance factors. To assess the 1996 compensation level of Amplicon's key executives relative to their peers, the Company examined the compensation plans of other public leasing companies, comparable financial service firms and similar emerging growth companies. In fiscal 1996, the base salaries for all named executive officers remained unchanged as compared to the prior year. The Company believes that the cash compensation paid to the Company's executive officers is generally less than that paid to others in comparable positions. However, the equity participation of Amplicon's executive officers, both through direct ownership and common stock options, is generally greater than other comparable companies. The executive officers of Amplicon beneficially own approximately 67% of the Company's common stock outstanding. Through having a substantial portion of each executive's long-term compensation derived from participation in the Company's common stock, the Board of Directors believes that the Company has aligned the financial interests of the executive officers with those of the Company's other shareholders.

     CEO Compensation

      Patrick E. Paddon, the Chief Executive Officer of the Company, cash compensation was set at $375,000 for fiscal 1996. Mr. Paddon's compensation in fiscal 1996 was not specifically tied to any measures of return on equity or earnings targets. Mr. Paddon's compensation was set at $375,000 by the Board of Directors several years ago based upon a review of compensation levels at comparable public companies. Following the most recent review, the Board of Directors believes Mr. Paddon's compensation is still reasonable and determined at that time that his compensation in fiscal 1997 would remain at $375,000.


                              BOARD OF DIRECTORS

                              Patrick E. Paddon
                              Michael H. Lowry
                              Harris Ravine
                              Glen T. Tsuma

Common Stock Performance Graph

      The graph below shows a comparison of five-year cumulative return among Amplicon, the NASDAQ Composite Index and a peer group of public leasing companies comprised of Comdisco, Inc., DVI Inc. and Electro Rent Corporation, each of which are engaged in the equipment leasing industry as a substantial part of their business, and whose shares have traded publicly for at least five years.

PERFORMANCE GRAPH OMITTED.  REPRESENTED BY THE FOLLOWING TABLE:

             6/30/90   9/30/90   12/31/90   3/31/91   6/30/91   9/30/91  12/31/91
AMPI           47        52         60        102       100       100       94
NASD COMP.     94        71         78        101       100       112      125
PEER AVG.      78        87         99        120       100        99      118
(con't)
             3/31/92   6/30/92    9/30/92  12/31/92   3/31/93   6/30/93   9/30/93
AMPI           90        78        100        107       133       133      130
NASD COMP.    129       120        125        146       148       151      164
PEER AVG.     130       114        103         99        94        92      112
(con't)
            12/31/93   3/31/94    6/30/94   9/30/94  12/31/94   3/31/95   6/30/95
AMPI          135       133        137        130       123       108      105
NASD COMP.    167       160        153        165       163       178      204
PEER AVG.     132       125        133        144       156       186      198
(con't)

             9/30/95  12/31/95    3/31/96   6/30/96
AMPI          108       107        106        112
NASD COMP.    228       231        242        261
PEER AVG.     225       264        271        301


                 INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has not yet selected its independent public accountants for the year ended June 30, 1997 because its Audit Committee has not yet made a recommendation. Representatives of Arthur Andersen & Co., the Company's independent public accountants for the year ended June 30, 1996, are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.


               ANNUAL REPORT AND OTHER SEC FILINGS

      The Company's Annual Report, containing audited financial statements for the fiscal years ended June 30, 1996 and 1995, accompanies this Proxy Statement. Upon written request, the Company will send to any shareholder, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 1996, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission. The written request must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement.

      Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during fiscal 1996 no officer, director or more-than 10% beneficial owner failed to file on a timely basis all reports required by Section 16(a) of the Securities and Exchange Act of 1934 except that Mr. Paddon and Ms. Jewett were late in filing Form 4's in connection with certain stock gifts.


                    PROPOSALS OF SHAREHOLDERS

      All proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be directed to the attention of and received by the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, before June 30, 1997 if they are to be considered for inclusion in the Proxy Statement and form of Proxy used in connection with the meeting, in accordance with the rules and regulations of the Securities and Exchange Commission.


                          OTHER MATTERS

      At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting or any adjournment thereof, proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                         By Order of the Board of Directors



                         Glen T. Tsuma
                         Secretary


Santa Ana, California
October 1, 1996
                             7